Exhibit 10.41
EXECUTION VERSION
SECURITIES SUBSCRIPTION AGREEMENT
DATED AS OF JANUARY 6, 2011
BY AND AMONG
ADECOAGRO S.A.
AND
AL GHARRAFA INVESTMENT COMPANY

 ii

SECURITIES SUBSCRIPTION AGREEMENT
This Securities Subscription Agreement (this “Agreement”) is entered into as of January 6, 2011, between Adecoagro S.A., a société anonyme incorporated under the laws of Luxembourg with registered offices at 13-15 Avenue de la Liberté, L-1931 Luxembourg and registered under number Luxembourg B 153 681 (the “Company”) and Al Gharrafa Investment Company, a Cayman corporation with its registered offices at Walker House, 87 Main Street, George Town, Grand Cayman KY1-9005, Cayman Islands and registered under number 208962. (the “Investor”).
WITNESSETH:
          WHEREAS, on or about the date hereof, the Company will confidentially submit Amendment No. 4 (“Amendment No. 4”) to its Registration Statement on Form F-1 (as amended from time to time, the “Registration Statement”) to the U.S. Securities and Exchange Commission (the “Commission”) relating to the initial public offering (“Initial Offering”) of the Company’s common shares, par value $1.00 per share (“Common Shares”); and
          WHEREAS, immediately following the Initial Offering, the Investor desires to subscribe to and the Company desires to issue to the Investor Common Shares to be calculated in the manner set forth herein.
          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:
ARTICLE I
          Section 1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in Annex I.
ARTICLE II
SUBSCRIPTION AND ISSUE OF SECURITIES; PRICING
          Section 2.1 Subscription and Issue of Securities. Upon the terms and subject to the conditions of this Agreement, and subject to and immediately following the consummation of the Initial Offering, at the Closing (as defined below), the Investor hereby subscribes to and from the Company, and the Company shall, upon receipt of the Issue Price (as defined below), issue and deliver to the Investor, a number of Common Shares (the “Purchased Common Shares”) equal to the Purchased Common Share Amount, free and clear of all liens or encumbrances (other than those created by virtue of this Agreement). Upon the terms and subject to the conditions of this Agreement, at the Closing the Investor shall pay or cause to be paid to the Company by wire transfer in immediately available funds to an account designated by the Company an aggregate amount in cash equal to the product of (i) the Per Share Price, multiplied by (ii) the Purchased Common Share Amount (such product, the “Issue Price”). In consideration for the foregoing, the Company shall, upon receipt of the Issue Price, issue and deliver to the Investor the Purchased Common Shares.
          Section 2.2 Pricing. Notwithstanding Section 2.1, if the price per Common Share to the public in the Initial Offering is greater than top of the price range included in the preliminary prospectus first filed publicly with the Securities and Exchange Commission (as adjusted for any stock split, stock dividend, recapitalization or similar event and an estimate of such range included in Amendment No. 4 is set forth in Exhibit C attached hereto), the Investor shall only have the option, but not the obligation, to subscribe for a number of Common Shares equal to the Purchased Common Share Amount on the same terms and subject to the same conditions contained in this Agreement.
ARTICLE III
CLOSING; CONDITIONS
          Section 3.1 Closing. The closing of the subscription and issue of the Purchased Common Shares (the “Closing”) shall take place, subject to the conditions set forth in Section 3.2 below, immediately following the consummation of the Initial Offering (such date, the “Closing Date”) at the offices of Milbank, Tweed, Hadley & McCloy LLP, 1 Chase Manhattan Plaza, New York, New York 10005 or at such other place as the Company and the Investor may mutually agree. At the Closing, the Company shall deliver to the Investor evidence reasonably satisfactory to the Investor evidencing ownership of the Purchased Common Shares
          Section 3.2 Conditions to Investor’s and Company’s Obligations to Close. The obligations of the Investor to subscribe, and the Company to issue, the Purchased Common Shares shall be conditioned upon and subject to the satisfaction (or waiver by both the Investor and the Company) of the following conditions:
          (a) the purchase by the underwriters of the Common Shares in the Initial Offering;
          (b) the Initial Offering satisfying the definition of “Qualified Public Offering” in that certain Shareholders Agreement of the Company, by and among the Company and the Shareholders thereto, dated as of October 30, 2010; and
          (c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Agreements.
          Section 3.3 Conditions to Investor’s Obligations to Close. The obligation of the Investor to subscribe the Purchased Common Shares shall be conditioned upon and subject to the satisfaction (or waiver by the Investor) of the following conditions:

          (a) the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date;
          (b) the entrance by the Company into a registration rights agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement” and together with this Agreement, the “Transaction Agreements”); and
          (c) the delivery to the Investor of a legal opinion in a form and substance reasonably acceptable to the Investor from Milbank, Tweed, Hadley & McCloy LLP, special U.S. counsel to the Company, and from Elvinger, Hoss & Prussen, special Luxembourg counsel to the Company.
          Section 3.4 Conditions to Company’s Obligations to Close. The obligation of the Company to issue the Purchased Common Shares shall be conditioned upon and subject to the satisfaction (or waiver by the Company) of the following conditions:
          (a) the representations and warranties of the Investor contained in this Agreement shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date;
          (b) the entrance by the Investor into the Registration Rights Agreement; and
          (c) the entrance by the Investor into a lock-up agreement (the “Lock-Up Agreement”) with the underwriters of the Common Shares in the Initial Offering, substantially in the form attached hereto as Exhibit B.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          The Company represents and warrants, as of the date hereof and as of the date of the Closing except if the representation speaks as of an earlier date in which case such representation is as of such date, to the Investor as follows:
          Section 4.1 Corporate Authority. The Company has been duly incorporated and is existing as a corporation under the laws of Luxembourg, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to conduct its business pursuant to its articles of incorporation in Luxembourg and is duly qualified to do business as a foreign corporation in each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so duly qualified would not, individually or in the aggregate, result in any material adverse change (i) in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole or (ii) that could prevent or delay, in any material respect, the ability of Company to perform any of its covenants or obligations under the Transaction Agreements, or to consummate the issuance of the Purchased Common Shares or the other transactions contemplated hereby and thereby ((i) and (ii) together a “Material Adverse Effect”).
          Section 4.2 Authorization; Enforceability. The Company has the requisite corporate power and authority to enter into the Transaction Agreements and to perform its obligation hereunder and thereunder. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of the Transaction Agreements, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance and delivery of the Purchased Common Shares has been taken and no other corporate proceedings on the part of the Company, its officers, directors, or shareholders are necessary to authorize and approve the Transaction Agreements or the transactions contemplated hereby and thereby. This Agreement constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. When entered into by the Investor and the Company, the Registration Rights Agreement will constitute, a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.
          Section 4.3 No Conflicts. The execution, delivery and performance of this Agreement by the Company, and the issuance of the Purchased Common Shares by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the charter, by-laws or other constitutive documents of the Company or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (C) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
          Section 4.4 No Consents. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue of the Purchased Common Shares by the Company or the consummation by the Company of the transactions contemplated by the Transaction Agreements, except (A) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), state securities or Blue Sky laws, or (B) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 4.5 Issuance of Securities. The Purchased Common Shares to be issued to the Investor at the Closing pursuant to the terms of this Agreement have been duly authorized and, when such Purchased Common Shares have been duly paid for in accordance with this Agreement and issued to the Investor, such Purchased Common Shares will have been, validly issued and fully paid. The statements set forth in the Registration Statement under the caption “Description of Share Capital” insofar as they purport to constitute a summary of the Common Shares are accurate in all material respects.
          Section 4.6 Underwriting Agreement Representations and Warranties. The representations and warranties contained in the underwriting agreement (the “Underwriting Agreement”) to be entered into by the Company and the underwriters for the purchase by the underwriters of Common Shares for offer to the public in the Initial Offering, will be true and correct as of the Closing Date.
          Section 4.7 Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Article V of this Agreement, no registration under the Securities Act is required for the offer and issue of the Purchased Common Shares by the Company to the Investor.
          Section 4.8 Registration Statement. As of the effective date of the Registration Statement, the Registration Statement will conform, and as of the applicable filing date of the prospectus in the form filed pursuant to Rule 424(b) under the Securities Act (the “Prospectus”) and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Investor, it being understood and agreed that the only such information furnished by the Investor consists of the Investor’s name, address and the Investor’s beneficial ownership of the Company’s Common Shares.
          Section 4.9 Corrupt or Illegal Business Practices. The Company has not, directly or indirectly, obtained or induced the procurement of this Agreement or any contract, consent, approval, right, interest, privilege or other obligation or benefit related to this Agreement or its other dealings with the Investor or its affiliates through any corrupt or illegal business practice or act.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
          The Investor represents and warrants, as of the date hereof and as of the date of the Closing, to the Company as follows:

          Section 5.1 Organization; Authority. The Investor is an entity duly organized or formed, validly existing and in good standing, to the extent such concept applies to it, under the laws of its jurisdiction of organization or formation and has taken all action necessary on its part (and, to the extent applicable, each of its members, partners or equityholders have taken all necessary required action) for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Investor hereunder. This Agreement constitutes a valid and legally binding obligation of the Investor enforceable against the Investor in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. When entered into by the Investor and the Company, the Registration Rights Agreement will constitute, a valid and legally binding obligation of the Investor enforceable against the Investor in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.
          Section 5.2 No Violation. The execution, delivery and performance of the Transaction Agreements does not and will not (i) conflict with or result in any breach of any of, constitute a default under, or result in a violation of any law, rule, regulation or judgment applicable to the Investor, (ii) conflict with, or result in a breach of the organizational documents of the Investor, (iii) violate or conflict in any respect with, or result in a breach of any provision of, or constitute a default under, or result in the creation of any lien or encumbrance upon any of the assets of the Investor under, any of the terms, conditions or provisions of any agreement or other obligation of the Investor, except in the case of clauses (i) and (iii) above, for such breaches, defaults, violations or conflicts which would not, individually or in the aggregate, reasonably be expected to prevent or delay, in any material respect, the ability of the Investor to perform any of its covenants or obligations under the Transaction Agreements, or to consummate the purchase of the Purchased Common Shares or the other transactions contemplated hereby and thereby.
          Section 5.3 Investment Purpose; Accredited Investor; Access to Information.
          (a) The Investor hereby acknowledges that the Purchased Common Shares have not been registered under the Securities Act and may not be offered or sold except pursuant to registration or to an exemption from the registration requirements of the Securities Act. The Investor acknowledges and agrees that the Company may provide instructions to the transfer agent consistent with the foregoing sales restrictions, including with respect to legending and with respect to any opinions and certificates the Company may reasonably require to permit resales to be made in accordance with applicable law. The Purchased Common Shares to be acquired by the Investor pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such Purchased Common Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States, any state of the United States or any foreign jurisdiction. The Investor further agrees that it has not entered and prior to the Closing will not enter into any contractual arrangement with respect to the distribution, sale, transfer or delivery of the Purchased Common Shares, other than (i) in accordance with this Agreement or (ii) with the prior written consent of the Company.

          (b) The Investor is an “accredited investor” as such term is defined in Section 2(a)(15) of the Securities Act and within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.
          (c) The Investor is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks involved in purchasing the Purchased Common Shares and to make an informed decision relating thereto. Without limiting the representations and warranties in Article IV or the rights of the Investor Indemnified Persons pursuant to Section 7.4, (i) the Investor has been furnished with the materials relating to the business, operations, financial condition, assets, liabilities of the Company and other matters relevant to the Investor’s investment in the Purchased Common Shares, which have been requested by the Investor, and (ii) the Investor has had adequate opportunity to ask questions of, and receive answers from, the officers, employees, agents, accountants, and representatives of the Company concerning the business, operations, financial condition, assets, liabilities of the Company and all other matters relevant to its investment in the Purchased Common Shares.
ARTICLE VI
TRANSFER RESTRICTIONS
          Section 6.1 Transfer Restrictions. Any attempt to transfer any Purchased Common Shares in violation of the terms of this Agreement shall be null and void, and none of the Company or any transfer agent shall register upon its books any transfer of Purchased Common Shares by the Investor to any Person except a transfer which is not in violation of this Agreement.
ARTICLE VII
COVENANTS
          Section 7.1 Registration Statement. The Investor agrees and acknowledges that the Company is required to disclose the transactions contemplated by this Agreement in the Registration Statement and file the Transaction Agreements as exhibits to the Registration Statement. The Investor shall have the right to approve any disclosure referencing the Investor in the Registration Statement.
          Section 7.2 Publicity. Except as may be required by applicable law, neither party to this Agreement shall make, or cause to be made, any press release or public announcement or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other party. The Company and the Investor shall cooperate as to the timing and contents of any such press release or public announcement. The Company shall afford the Investor a reasonable opportunity to review and comment on any description of the Investor that is to be included in any amendment to the Registration Statement.

          Section 7.3 Registration Rights. Each of the Investor and the Company covenants to the other party hereto that it will enter into the Registration Rights Agreement immediately prior to the Closing and the Investor covenants to the Company that it will enter into the Lock-Up Agreement at or prior to the time the Company enters into the Underwriting Agreement.
          Section 7.4 Indemnification.
          (a) Survival of Representations and Warranties. Each of the representations and warranties of the Company and the Investor contained in this Agreement shall expire on the 30th day following the filing with the Commission of the Company’s Annual Report on Form 20-F for the year ended December 31, 2011. After the expiration of such period, any claim by a party hereto based upon any such representation or warranty shall be of no further force and effect, except to the extent a party has asserted a claim prior to the expiration of such period for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved. The covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing until performed in accordance with their terms.
          (b) Company Indemnification. The Company shall indemnify, defend and hold harmless the Investor, its directors and officers or general and limited partners or members and managing members and affiliates (including any director, officer, employee, agent and controlling person of any of the foregoing) (each an “Investor Indemnified Person”) from and against all losses, costs, claims, damages, liabilities, expenses (including reasonable attorneys’ and accountants’ fees, costs of investigation, costs of suit and costs of appeal), fines and penalties actually incurred or suffered by any Investor Indemnified Person arising from, relating to or as a result of (i) the breach of the representations and warranties made by the Company herein and (ii) the breach of any covenant, obligation or agreement made by the Company in this Agreement. The maximum amount recoverable under this Section 7.4(b) by all Investor Indemnified Persons, in the aggregate, shall be equal the Issue Price.
          (c) Investor Indemnification. The Investor shall indemnify, defend and hold harmless the Company, its directors and officers or general and limited partners or members and managing members and affiliates (including any director, officer, employee, agent and controlling person of any of the foregoing) (each a “Company Indemnified Person”) from and against all losses, costs, claims, damages, liabilities, expenses (including reasonable attorneys’ and accountants’ fees, costs of investigation, costs of suit and costs of appeal), fines and penalties actually incurred or suffered by any Company Indemnified Person arising from, relating to or as a result of (i) the breach of the representations and warranties made by the Investor herein and (ii) the breach of any covenant, obligation or agreement made by the Investor in this Agreement. The maximum amount recoverable under this Section 7.4(c) by all Company Indemnified Persons, in the aggregate, shall not exceed the Issue Price.
          (d) Non-Exclusive Remedy. The remedies provided for in this Section 7.4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Investor Indemnified Person or Company Indemnified Person at law or in equity. For the avoidance of doubt the Investor is solely liable for its obligations set forth in or arising under this Agreement, and no direct or indirect legal or beneficial owner of the Investor shall have any liability in respect of this Agreement.
          Section 7.5 Use of Proceeds. The Company shall use the proceeds from the issue of the Purchased Common Shares hereby in the same manner as described under the section entitled “Use of Proceeds” in the Registration Statement.
ARTICLE VIII
MISCELLANEOUS
          Section 8.1 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Entity or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.
          Section 8.2 Expenses. The Company and the Investor shall each bear their own expenses incurred on their own behalf with respect to this Agreement and the transactions contemplated hereby.
          Section 8.3 Assignment. None of the rights or obligations under or pursuant to this Agreement may be assigned or transferred by the Investor or the Company to any other person without the written consent of the other party to this Agreement. In the event that such written consent is received, the assignee shall agree in writing to be bound by all of the terms hereof and the assignor shall remain liable for any and all of its obligations hereunder.
          Section 8.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by facsimile, overnight courier service or personal delivery as follows:
if to the Company:
Adecoagro S.A.
13-15 Avenue de la Liberté
L-1931 Luxembourg
Facsimile: +5411-4836-8639
Attention: Mariano Bosch/Emilio Gnecco
and
Adecoagro S.A.
Catamarca 3454
B1640FWB, Martinez
Provincia de Buenos Aires

Argentina
Facsimile: +5411-4836-8639
Attention: Mariano Bosch/Emilio Gnecco
with a copy (which shall not constitute notice) to:
Milbank, Tweed, Hadley & McCloy
1 Chase Manhattan Plaza
New York, New York 10005
Facsimile: (212) 822-5602
Attention: Marcelo A. Mottesi
if to the Investor:
Al Gharrafa Investment Company
c/o Qatar Investment Authority
Qatar Holding LLC
PO Box 23224
Q-Tel Tower, Diplomatic Area Street
Doha, Qatar
Attention: Legal Department
Facsimile: +974 4499 5990
with a copy (which shall not constitute notice) to:
White & Case LLP
1155 Avenue of the Americas
New York, New York 10036
Facsimile: (212) 354-8113
Attention: Colin Diamond
          All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; the next Business Day, if delivered by overnight courier service; and when receipt is mechanically acknowledged, if sent by facsimile. Any party may by notice given in accordance with this Section 8.4 designate another address or Person for receipt of notices hereunder.
          Section 8.5 Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified or waived except by an instrument in writing signed by the parties hereto. The failure or delay of any party to enforce or exercise any rights under any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce or exercise any rights under each and every provision of this Agreement in accordance with its terms. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
          Section 8.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is neither for the benefit of, nor may any provision hereof be enforced by, any other person.
          Section 8.7 Entire Agreement. This Agreement and the Registration Rights Agreement contain the full and entire understanding and agreement among the parties hereto with regard to the subject matters hereof and thereof and supersede all prior understandings and agreements, written or oral, relating to the matters set forth herein and therein. Neither this Agreement nor any of their rights hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party, except as expressly set forth herein.
          Section 8.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
          Section 8.9 Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without reference to any choice of law provision thereof that would mandate the application of the laws of another jurisdiction, and shall inure to the benefit of, and be binding upon and inure to the benefit of the parties hereto and their respective successors. Each party to this Agreement hereby irrevocably and unconditionally, with respect to any matter or dispute arising under, or in connection with, this Agreement and the transactions contemplated hereby (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and any appellate courts thereof (the “New York Courts”) (and covenants not to commence any legal action or proceeding in any other venue or jurisdiction); (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action will be in accordance with the laws of the State of New York but that nothing herein shall affect the right to effect service of process in any other manner permitted by law; (iv) waives any and all immunity from suit, execution, attachment or other legal process; and (v) waives in connection with any such action any and all rights to a jury trial. The parties agree that any judgment of any New York Court may be enforced in any court having jurisdiction over any party of any of their assets.
          Section 8.10 Waiver of Sovereign Immunity. With respect to the contractual liability of the Investor to perform its obligations under this Agreement, with respect to itself or its property the Investor:
          (a) agrees that the execution, delivery and performance by it of this Agreement constitute private and commercial acts done for private and commercial purposes;

          (b) agrees that, should any proceedings be brought against it or its assets in any jurisdiction in relation to this Agreement or any transaction contemplated by this Agreement, the Investor is not entitled to any immunity on the basis or sovereignty or otherwise in respect of its obligations under this Agreement, and no immunity from such proceedings (including, without limitation, immunity from service of process from suit, from the jurisdiction of any court, from an order or injunction of such court or the enforcement of same against its assets) shall be claimed by or on behalf of such party or with respect to its assets;
          (c) waives, in any such proceedings, to the fullest extend permitted by law, any right of immunity which it or any of its assets now has or may acquire in the future in any jurisdiction;
          (d) consents generally in respect of the enforcement of any judgment or award against it in any such proceedings to the giving of any relief or the issue of any process in any jurisdiction in connection with such proceedings (including, without limitation, pre-judgment attachment, post judgment attachment, the making, enforcement or execution against or in respect of any assets whatsoever irrespective of their use or intended use of any order or judgment that may be made or given in connection therewith); and
          (e) specifies that, for the purposes of this provision, “assets” shall be taken as excluding “premises of the mission” as defined in the Vienna Convention on Diplomatic Relations signed at Vienna, April 18, 1961, “consular premises” as defined in the Vienna Convention on Consular Relations signed in 1963, and military property or military assets or property of the Investor.
          Section 8.11 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          Section 8.12 Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original and which together shall constitute one and the same agreement.
          Section 8.13 Term. This Agreement shall terminate automatically and be of no further force or effect (i) if the Company withdraws the Registration Statement, (ii) following the execution of the Underwriting Agreement, the termination of such Underwriting Agreement in accordance with its terms, or (iii) if the Initial Offering has not been consummated on or prior to February 20, 2011; provided that any termination of this Agreement will not relieve any party for any liability arising from a breach of representation, warranty, covenant or agreement occurring prior to such termination.
[Signatures on Following Page]

ADECOAGRO S.A.

By: Name:	/s/ Emilio Gnecco Emilio Gnecco
Title:	CLD

By: Name:	/s/ Mariano Bosch Mariano Bosch
Title:	CEO

AL GHARRAFA INVESTMENT COMPANY

By: Name:	/s/ Ahmad Al-Sayed Ahmad Al-Sayed
Title:	Director

Signature page to Securities Subscription Agreement by and between Adecoagro S.A. and Al Gharrafa Investment Company

Annex I
Certain Defined Terms
          The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
          “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or Luxembourg City, Luxembourg are authorized or required by law to close.
          “General Disclosure Package” shall have the same meaning as is set forth in the Underwriting Agreement.
          “Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.
          “Investment Amount” means:
          (a) if the gross proceeds of the Initial Offering to the Company and the Selling Stockholders, excluding the Underwriters’ over-allotment option, is equal to or greater than US$400,000,000, US$100,000,000; and
          (b) if the gross proceeds of the Initial Offering to the Company and the Selling Stockholders, excluding the Underwriters’ over-allotment option, is less than US$400,000,000, 25% of the gross proceeds of the Initial Offering to the Company and the Selling Stockholders, excluding the Underwriters’ over-allotment option.;
          “Per Share Price” means an amount in US$ equal to the price per Common Share paid by the underwriters to the Company in the Initial Offering.
          “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).
          “Purchased Common Share Amount” means the quotient, rounded down to the nearest whole number, of (x) the Investment Amount divided by (y) the Per Share Price.
          “Selling Stockholders” shall have the same meaning as is set forth in the Underwriting Agreement.

I-1

Exhibit A
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement, dated as of [                    ]1 (this “Agreement”), is entered into among Adecoagro S.A., a société anonyme existing under the laws of Luxembourg and registered under number RCS Luxembourg B103123 (the “Company”), those persons and entities listed on the signature pages hereto as Shareholders (each, a “Shareholder” and collectively, the “Shareholders”). Capitalized terms not otherwise defined herein have the meanings set forth in Section 1.
W I T N E S S E T H:
WHEREAS, the Company and the Shareholders are party to that certain Shareholders’ Agreement dated [                    ] 2010 (the “Shareholders’ Agreement”);
WHEREAS, Section 13.1 of the Shareholders’ Agreement provides that the Shareholders shall execute this agreement upon the Company’s consummation of the Qualified Public Offering (as such term is defined in the Shareholders’ Agreement);
WHEREAS, upon the Company’s consummation of the Qualified Public Offering (as such term is defined in the Shareholders’ Agreement), certain provisions of the Shareholders’ Agreement will terminate in accordance with the terms thereof;
WHEREAS, the Company has agreed to grant the Shareholders certain rights to cause the Company to register the Shareholders’ Registrable Securities (as defined below), on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the agreements and covenants set forth above and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.
DEFINITIONS
     1.1. Defined Terms. As used in this Agreement:
“Black-Out Period” shall have the meaning provided in Section 2.9.
“Board of Directors” shall mean the board of directors of the Company.

[1]	Date of Qualified Public Offering under Shareholders’ Agreement.

“Company” shall have the meaning provided in the preamble.
“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency administering the Securities Act and the Exchange Act at the time or any foreign law equivalent.
“Demand Request” shall have the meaning provided in Section 2.1(a).
“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, or any similar successor federal statute (or any foreign law equivalent), and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time, or such similar statute of any other jurisdiction applicable to the Company.
“Indemnified Person” shall have the meaning provided in Section 2.6.
“Inspectors” shall have the meaning provided in Section 2.4(i).
“liability” shall have the meaning provided in Section 2.6.
“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other legal entity.
“Records” shall have the meaning provided in Section 2.4(i).
“Registrable Securities” shall mean (i) any Shares issued to the Shareholders on or prior to the date hereof, (ii) any Shares issued to the Shareholders pursuant to Section 12 of the Agreement of Limited Partnership of International Farmland Holdings, L.P. and (iii) any additional shares of the Company issued or distributed by way of dividend, stock split or other distribution in respect of such Shares referred to in Clauses (i) and (ii) above; provided, that a Registrable Security shall cease to be a Registrable Security (i) when it is registered under the Securities Act (or foreign law equivalent) and disposed of in accordance with the registration statement covering it or (ii) with respect to any holder of Registrable Securities, at such time when all such holder’s Registrable Securities may immediately be sold under Rule 144 without any volume or other restrictions (or similar provisions then in effect or any foreign law equivalent) promulgated by the Commission under the Securities Act.
“Registration Expenses” shall have the meaning provided in Section 2.5.
“Securities Act” shall mean the United States Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time, or such similar statute and regulatory body of any foreign jurisdiction applicable to such Registrable Securities.
“Selling Shareholders” shall have the meaning provided in Section 2.3.

“Shareholders” shall have the meaning provided in the preamble.
“Shelf Requests” shall have the meaning provided in Section 2.2.
SECTION 2.
REGISTRATION RIGHTS
     2.1. Demand Registration.
          (a) At any time after 180 days after the Qualified Public Offering, the holders of a majority of the Registrable Securities may notify the Company that they intend to offer or cause to be offered for public sale all or any portion of their Registrable Securities in the manner specified in such request (the “Demand Request”). No later than five (5) days after receipt of such Demand Request, the Company shall promptly deliver notice of such request to all Shareholders holding Registrable Securities who shall then have thirty (30) days to notify the Company in writing of their desire to be included in such registration. If the Demand Request contemplates an underwritten public offering, the Company shall state such in the written notice and in such event the right of any Person to participate in such registration shall be conditioned upon such Person’s participation in such underwritten public offering and the inclusion of such Person’s Registrable Securities in the underwritten public offering to the extent provided herein. The Company will use its commercially reasonable efforts to expeditiously effect (but in any event no later than 180 days after the receipt of the Demand Request) the registration of all Registrable Securities whose holders request participation in such registration under the Securities Act, but only to the extent provided for in this Section 2; provided, however, that the Company shall not be required to effect registration pursuant to a request under this Section 2 more than once. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2 within ninety (90) days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the holders of Registrable Securities shall have been entitled to join and in which there shall have been effectively registered a majority of the Registrable Securities as to which registration shall have been requested. A registration will not count as a requested registration under this Section 2.1(a) unless and until the registration statement relating to such registration has been declared effective by the Commission at the request of the initiating Shareholders; provided, however, that a majority in interest of the participating holders of Registrable Securities may request, in writing, that the Company withdraw a registration statement which has been filed under this Section 2.1(a) but has not yet been declared effective, and a majority in interest of such holders may thereafter request the Company to reinstate such registration statement, if permitted under the Securities Act, or to file another registration statement, in accordance with the procedures set forth herein and without reduction in the number of demand registrations permitted under this Section 2.1(a).
          (b) If a requested registration involves an underwritten public offering and the managing underwriter of such offering determines in good faith that the number of securities sought to be offered should be limited due to market conditions, then the number of securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter; provided, that the shares to be excluded shall be determined in the following order of priority: (i) securities to be registered by the Company pursuant to such registration statement shall be the first to be reduced or excluded and (ii) Registrable Securities of the Shareholders requesting registration shall be the last to be reduced or excluded. If there is a reduction of the number of Registrable Securities pursuant to clause (ii), such reduction shall be made on a pro rata basis based upon the Registrable Securities sought to be included by the Shareholders requesting registration, and, if such reduction exceeds 25% of the Registrable Securities of Shareholders requested to be included in such offering, then the registration shall not cause a reduction in the number of demand registrations permitted under Section 2.1(a).
          (c) With respect to a request for registration pursuant to Section 2.1(a) which is for an underwritten public offering, the managing underwriter shall be chosen by the Board of Directors and approved by the holders of a majority of the Registrable Securities (which approval will not be unreasonably withheld or delayed). The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable) to become effective within ninety (90) days following the effective date of any registration required pursuant to this Section 2.1.
     2.2. Form F-3. The Company shall use its commercially reasonable efforts to qualify and remain qualified to register securities pursuant to a registration statement on Form F-3 (or any successor form) under the Securities Act (or such comparable form of registration statement in any other jurisdiction), if applicable to such Registrable Securities. A holder or holders holding Registrable Securities anticipated to have an aggregate sale price (net underwriting discounts and commissions, if any) in excess of $1,000,000 shall have the right to request three (3) registrations on Form F-3 (or any successor form) for the Registrable Securities held by such requesting holders (each, a “Shelf Request”). Such Shelf Requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such holder or holders. No later than five (5) days after receipt of such Shelf Request, the Company shall give notice to all other holders of the Registrable Securities of the receipt of a request for registration pursuant to this Section 2 and such Shareholders shall then have thirty (30) days to notify the Company in writing of their desire to participate in the registration. The Company shall file the Form F-3 with the Commission within 60 days after the date of the Shelf Request and shall effect as promptly as practicable the registration of all shares on Form F-3 (or a comparable successor form) to the extent requested by such holders. The Company shall use its commercially reasonable efforts to keep such registration statement effective until the earlier of 90 days or until such holders have completed the distribution described in such registration statement.
     2.3. Piggyback Registration. If the Company proposes to register any of its securities for sale to the public (except with respect to registration statements on Form F-4, or S-8 or another form not available for registering the Registrable Securities for sale to the public or such similar registration statements in any other jurisdictions), each such time it will give written notice at the applicable address of record to each holder of Registrable Securities of its intention to do so. Upon the written request of any of such holders of the Registrable Securities, given within twenty (20) days after receipt by such Person of such notice, the Company will, subject to the limits contained in this Section 2, use its commercially reasonable efforts to cause all such Registrable Securities of said requesting holders to be registered under the Securities Act and qualified for sale under any state blue sky law, all to the extent required to permit such sale or other disposition of said Registrable Securities; provided, however, that if the Company is advised in writing in good faith by any managing underwriter of the Company’s securities being offered in a public offering pursuant to such registration statement that the amount to be sold by persons other than the Company (collectively, “Selling Shareholders”) is greater than the amount which can be offered without adversely affecting the offering, the Company may reduce the amount offered for the accounts of Selling Shareholders (including such holders of shares of Registrable Securities) to a number deemed satisfactory by such managing underwriter; and provided further, that (a) in no event shall the amount of Registrable Securities of selling Shareholders be reduced below thirty percent (30%) of the total amount of securities included in such offering; and (b) any Registrable Securities to be excluded shall be excluded pro rata based on the Registrable Securities sought to be included by the Shareholders holding such Registrable Securities.
     2.4. Registration Procedures. If and whenever the Company is required by the provisions of this Section 2 to use its commercially reasonable efforts to promptly effect the registration of any of its securities under the Securities Act, the Company will:
     (a) use its commercially reasonable efforts diligently to prepare and file with the Commission a registration statement on the appropriate form under the Securities Act with respect to such securities, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its commercially reasonable efforts to cause such registration statement to become and remain effective until completion of the proposed offering;
     (b) use its commercially reasonable efforts diligently to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the Shareholder or Shareholders have completed the distribution described in such registration statement and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the seller or sellers of such securities shall desire to sell or otherwise dispose of the same, but only to the extent provided in this Section 2;
     (c) furnish to each selling holder and the underwriters, if any, such number of copies of such registration statement, any amendments thereto, any documents incorporated by reference therein, the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such selling holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such selling holder;
     (d) use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as each selling holder shall request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such selling holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such selling holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;
     (e) within a reasonable time before each filing of the registration statement or prospectus or amendments or supplements thereto with the Commission, furnish to counsel selected by the holders of Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the approval of such counsel;
     (f) immediately notify each selling holder of Registrable Securities, such selling holder’s counsel and any underwriter and (if requested by any such Person) confirm such notice in writing, of the happening of any event which makes any statement made in the registration statement or related prospectus untrue or which requires the making of any changes in such registration statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (g) use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a registration statement, and if one is issued use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible moment;
     (h) if requested by the managing underwriter or underwriters (if any), any selling holder, or such selling holder’s counsel, promptly incorporate in a prospectus supplement or post-effective amendment such information as such Person requests to be included therein, including, without limitation, with respect to the securities being sold by such selling holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;
     (i) make available to each selling holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement;

     (j) enter into any reasonable underwriting agreement required by the proposed underwriter(s) for the selling holders, if any, and use its commercially reasonable efforts to facilitate the public offering of the securities;
     (k) furnish to each prospective selling holder a signed counterpart, addressed to the prospective selling holder, of (A) an opinion of counsel for the Company, dated the effective date of the registration statement, and (B) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of the Company’s counsel and in accountants’ letters delivered to the underwriters in underwritten public offerings of securities;
     (l) cause the securities covered by such registration statement to be listed on the securities exchange or quoted on the quotation system on which the securities of the same class as the Registrable Securities are then listed or quoted (or if the Registrable Securities are not yet listed or quoted, then on such exchange or quotation system as the selling holders of Registrable Securities and the Company shall determine);
     (m) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 30 days after the close of the period covered thereby, an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions);
     (n) otherwise cooperate with the underwriter(s), the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any securities under this Section 2; and
     (o) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act.
     2.5. Expenses. All expenses incurred by the Company or the Shareholders in effecting the registrations provided for in Sections 2.1, 2.2, and 2.3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, and one counsel for the Shareholders participating in such registration as a group (selected by a majority in interest of the holders of Registrable Securities who participate in the registration) underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions (all of such expenses referred to as “Registration Expenses”), shall be paid by the Company.

     2.6. Indemnification.
          (a) The Company shall indemnify and hold harmless each Shareholder that is a selling holder of Registrable Securities (including its partners (including partners of partners and shareholders of such partners)), each underwriter (as defined in the Securities Act), and directors, officers, employees and agents of any of them, and each other Person who participates in the offering of such securities and each other Person, if any, who controls (within the meaning of the Securities Act) such seller, underwriter or participating Person (individually and collectively and for purposes of this Section 2.6, the “Indemnified Person”) against any losses, claims, damages or liabilities (collectively, the “liability”), joint or several, to which such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, any state securities or “blue sky” laws or any sale or regulation thereunder in connection with such registration, or (iv) any breach of the Company’s obligations under this Section 2. Except as otherwise required by law, the Company shall reimburse each such Indemnified Person in connection with investigating or defending any such liability; provided, however, that the Company shall not be liable to any Indemnified Person in any such case to the extent that any such liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus, or amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Person specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person and shall survive transfer of such securities by such seller.
          (b) Each Shareholder holding any securities included in such registration being effected shall indemnify and hold harmless each other selling holder of any securities, the Company, its directors and officers, each underwriter and each other Person, if any, who controls (within the meaning of the Securities Act) the Company or such underwriter (individually and collectively and for purposes of this Section 2.6 also the “Indemnified Person”), against any liability, joint or several, to which any such Indemnified Person may become subject under the Securities Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such selling Shareholder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission by such selling Shareholder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) and (ii) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such selling Shareholder specifically for use therein. Such selling Shareholder shall reimburse any Indemnified Person for any legal fees incurred in investigating or defending any such liability; provided, however, that in no event shall the liability of any Shareholder for indemnification under this Section 2.6(b) in its capacity as a seller of Registrable Securities exceed the lesser of (i) that proportion of the total of such losses, claims, damages, expenses or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being held by such Shareholder, or (ii) the amount equal to the proceeds to such Shareholder of the securities sold in any such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person and shall survive transfer of such securities by such seller.
          (c) Indemnification similar to that specified in Sections 2.6(a) and (b) shall be given by the Company and each selling holder (with such modifications as may be appropriate) with respect to any required registration or other qualification of their securities under any federal or state law or regulation of governmental authority other than the Securities Act.
          (d) In the event the Company, any selling holder or other Person receives a complaint, claim or other notice of any liability or action, giving rise to a claim for indemnification under Sections 2.6(a), (b) or (c) above, the Person claiming indemnification under such paragraphs shall promptly notify the Person against whom indemnification is sought of such complaint, notice, claim or action, and such indemnifying Person shall have the right to investigate and defend any such loss, claim, damage, liability or action.
          (e) If the indemnification provided for in this Section 2.6 for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any losses, claims, damages expenses or liabilities referred to therein, then each indemnifying party under this Section 2.6, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Shareholder, or Shareholders and the underwriters from the offering of Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other Shareholders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Shareholders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company, the Shareholders, and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the Shareholders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Shareholders, or the underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.6(e) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Shareholder be required to contribute under this Section 2.6(e) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages expenses or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such Shareholder or (ii) the net proceeds received by such Shareholder from its sale of Registrable Securities under such registration statement. No Person found guilty of fraudulent representation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.
          (f) The amount paid by an indemnifying party or payable to an Indemnified Person as a result of the losses, claims, damages, expenses and liabilities referred to in this Section 2.6 shall be deemed to include, subject to limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this Section 2.6 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Parties or any other officer, director, employee, agent or controlling person of the Indemnified Parties. No indemnifying party, in the defense of any such claim or litigation, shall enter into a consent or entry of any judgment or enter into a settlement without the consent of the Indemnified Person, which consent will not be unreasonably withheld or delayed.
     2.7. Compliance with Rule 144. In the event that the Company (i) registers a class of securities under Section 12 of the Exchange Act or (ii) shall commence to file reports under Section 13 or 15(d) of the Exchange Act, the Company will use its commercially reasonable efforts thereafter to file with the Commission such information as is required under the Exchange Act for so long as there are Shareholders; and in such event, the Company shall use its commercially reasonable efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any comparable successor rules). The Company shall furnish to any holder of Registrable Securities upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). Subject to the limitations on transfers imposed by this Section 2, the Company shall use its commercially reasonable efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.
     2.8. Rule 144A Information. The Company shall, upon written request of any Shareholder, provide to such Shareholder and to any prospective institutional transferee of the securities designated by such Shareholder, such financial and other information as is available to the Company or can be obtained by the Company without material expense and as such Shareholder may reasonably determine is required to permit such transfer to comply with the requirements of Rule 144A promulgated under the Securities Act.

     2.9. Postponement. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days in the aggregate during any twelve-month period, if the Company has been advised by legal counsel that such filing would require a special audit or the disclosure of a material impending transaction or other matter and the Company’s Board of Directors determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company (a “Black-Out Period”). Upon notice of the existence of a Black-Out Period from the Company to any Shareholder or Shareholders with respect to any registration statement already effective, such Shareholder or Shareholders shall refrain from selling their Registrable Securities under such registration statement until such Black-Out Period has ended; provided, however, that the Company shall not impose a Black-Out Period with respect to any registration statement that is already effective more than once during any period of twelve (12) consecutive months and in no event shall such Black-Out Period exceed sixty (60) days.
     2.10. Market Stand-Off. Each Shareholder agrees, that if requested by the Company and an underwriter of Registrable Securities of the Company in connection with any public offering of the Company, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer (i) any Shares issued to it prior to the Qualified Public Offering and (ii) any additional shares of the Company issued or distributed by way of dividend, stock split or other distribution in respect of such Shares referred to in clause (i) above, held by it for such period, not to exceed ninety (90) days following the effective date of the relevant registration statement in connection with any public offering of Registrable Securities, as such underwriter shall specify reasonably and in good faith, provided, however, that this obligation of the Shareholders is conditioned upon all officers and directors of the Company and all holders of 1% or greater of the voting securities of the Company entering into similar agreements.
     2.11. Transferability of Registration Rights. The registration rights set forth in this Section 2 shall be automatically transferred to each transferee of Registrable Securities that consents in writing to be bound by the terms and conditions of this Agreement.
     2.12. Damages. The Company recognizes and agrees that each holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with the terms and provisions of this Section 2 and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by any holder of Registrable Securities or any other Person entitled to the benefits of this Section 2 requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Section 2.
     2.13. Obligations to be Assumed by the Issuer. In the event that the Company is not the issuer of the Registrable Securities, the Company shall cause such issuer to assume the obligations of the Company as set forth in this Section 2 (such that the issuer will be obligated to perform the obligations of the Company under this Section 2 as if such issuer were the Company) by written instrument executed by the issuer of such Registrable Securities for the benefit of the Shareholders. The Company shall not sell, assign or transfer all or substantially all of its assets unless the purchaser, assignor or transferee agrees to assume the obligations of the Company under this Section 2.
     2.14. Additional Registration Rights. No future registration rights may be granted without consent of Shareholders holding a majority of the Registrable Securities unless such registration rights are pari passu or subordinate to those set forth herein.
SECTION 3.
MISCELLANEOUS
     3.1. Termination. This Agreement and the obligations of the Company hereunder with respect to any Shareholder (other than with respect to Section 2.6) shall terminate on the first date on which such Shareholder no longer holds any Registrable Securities.
     3.2. Notices.
          (a) Any notice, request, demand, approval or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (i) the date of personal delivery, (ii) the date of transmission by facsimile, with confirmed transmission and receipt, (iii) two (2) days after deposit with a nationally recognized courier or overnight service such as Federal Express, or (iv) five (5) days after mailing via certified mail, return receipt requested. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party:
If to the Company:
Adecoagro S.A.
13-15, avenue de la Liberté,
L-1931 Luxembourg
RCS Luxembourg B 103123
Facsimile: 5411-4836-8639
Attention: Emilio Gnecco and Mariano Bosch
and
International Farmland Holdings LLC
Catamarca 3454
B1640FWB I Martínez
Pcia de Buenos Aires
Argentina
Facsimile: 5411-4836-8639
Attention: Emilio Gnecco and Mariano Bosch
With a copy (which shall not constitute notice) to each of:

Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, New York 10005
USA
Facsimile: (212) 822-5735 and (212) 822-5602
Attention: Marcelo A. Mottesi, Esq. and Roland Hlawaty, Esq.
and
Elvinger, Hoss & Prussen
2 Place Winston Churchill
L-2014 Luxembourg
Facsimile: 352 44 22 55
Attention: Toinon Hoss
If to any Shareholder, to the address and facsimile provided on the signature page for such Shareholder.
          (b) Any party hereto (and such party’s permitted assigns) may change such party’s address for receipt of future notices hereunder by giving written notice to the other parties hereto.
      3.3. Governing Law.
          (a) This Agreement and the rights of the Shareholders hereunder shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to any conflicts of law jurisprudence.
          (b) Solely as it relates to actions for specific performance, restraining orders or other injunctive relief and actions to enforce an arbitration award, each of the parties hereto irrevocably submits to the jurisdiction of the New York State courts and the federal courts sitting in the County of New York, State of New York and agrees that all matters involving this Agreement shall be heard and determined in such courts. Each of the parties hereto waives irrevocably the defense of inconvenient forum to the maintenance of such action or proceeding. Each of the parties hereto designates Corporation Service Company, as its agent for service of process in the State of New York, which designation may only be changed on not less than ten (10) days’ prior notice to all of the other parties. The Company agrees to pay the reasonable fees and expenses of Corporation Service Company for acting in such capacity.
     3.4. Successors. This Agreement shall be binding upon, and inure to the benefit of, the parties and their successors and permitted assigns.
     3.5. Pronouns. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

     3.6. Table of Contents and Captions Not Part of Agreement. The table of contents and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.
     3.7. Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any jurisdiction or in any respect, then the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the Shareholders shall act in good faith and use their best efforts to amend or substitute such invalid, illegal or unenforceable provision with enforceable and valid provisions which would produce as nearly as possible the original intent of the Shareholders without renegotiation of any material terms and conditions stipulated herein.
     3.8. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
     3.9. Entire Agreement and Amendment. This Agreement and the other written agreements described herein between the parties hereto entered into as of the date hereof, constitute the entire agreement between the Shareholders and the Company relating to the subject matter hereof. In the event of any conflict between this Agreement or such other written agreements, the terms and provisions of this Agreement shall govern and control.
     3.10. Further Assurances. Each Shareholder agrees to execute and deliver any and all additional instruments and documents and do any and all acts and things as may be necessary or expedient to effectuate more fully this Agreement or any provisions hereof.
     3.11. No Third Party Rights. The provisions of this Agreement are for the exclusive benefit of the Shareholders and the Company, and no other party (including, without limitation, any creditor of the Company) shall have any right or claim against any Shareholder by reason of those provisions or be entitled to enforce any of those provisions against any Shareholder.
     3.12. Remedies Cumulative. The rights and remedies given in this Agreement and by law to a Shareholder shall be deemed cumulative, and the exercise of any one of such remedies shall not operate to bar the exercise of any other rights and remedies reserved to a Shareholder under the provisions of this Agreement or given to a Shareholder by law. In the event of any dispute between the parties hereto, the prevailing party shall be entitled to recover from the other party reasonable attorney’s fees and costs incurred in connection therewith.
     3.13. No Waiver. One or more waivers of the breach of any provision of this Agreement by any Shareholder shall not be construed as a waiver of a subsequent breach of the same or any other provision, nor shall any delay or omission by a Shareholder to seek a remedy for any breach of this Agreement or to exercise the rights accruing to a Shareholder by reason of such breach be deemed a waiver by a Shareholder of its remedies and rights with respect to such breach.

Exhibit B
Adecoagro S.A.
Lock-Up Agreement
                    , 2010
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue,
New York, N.Y. 10010-3629
Itaú BBA USA Securities Inc.
540 Madison Avenue, 23rd Floor
New York, NY 10022
Morgan Stanley & Co. Incorporated
1585 Broadway,
New York, NY 10036
(as Representatives of the several Underwriters named in Schedule B to the Underwriting Agreement dated [ ], 2011)
Ladies and Gentlemen:
     The undersigned understands that Credit Suisse Securities (USA) LLC, Itaú BBA USA Securities Inc. and Morgan Stanley & Co. Incorporated (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Adecoagro S.A., a Luxembourg corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of [ ] of the common shares of the Company (the “Common Shares”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any common shares of the Company beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for common shares of the Company (the “Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common shares of the Company or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:
     (i) the Common Shares to be sold pursuant to the Underwriting Agreement;

     (ii) the exercise of an option or warrant or the conversion of a security outstanding on the date of the Underwriting Agreement of which the Underwriters have been advised in writing;
     (iii) the transfer of Lock-Up Securities by the undersigned to its affiliates;
     (iv) the transfer of Lock-Up Securities as a bona fide gift; or
     (v) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering;
provided that in the case of (iii) and (iv) each transferee or donee, as applicable, is or agrees to be bound by the terms of this lock-up prior to such transfer.
     In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Lock-Up Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.
     If the undersigned receives written notice that:
(1) during the last 17 days of the restricted period the Company has issued an earnings release or material news or a material event relating to the Company has occurred; or
(2) prior to the expiration of the restricted period, the Company announced that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.
     The undersigned hereby acknowledges that the Company will agree in the Underwriting Agreement to provide written notice to the undersigned of any event that would result in an extension of the 180-day restricted period pursuant to the previous paragraph and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
     This agreement shall not become effective unless and until an officer of the Company certifies to the undersigned that all officers and directors of the Company and all holders of 1% or greater of the voting securities of the Company have entered into agreements on terms that are not more favorable to such party than the terms of this agreement. If any holders of 1% or greater of the voting securities of the Company, or any director or officer seeks to be released from its lock-up agreement, the Company shall determine whether such release is being sought on the basis of death, illness or termination of employment or service in the case of an officer or director, or for another reason determined by the Company to warrant a compassionate release (each such case, a “Compassionate Release”). If the Company determines that the release being sought is a Compassionate Release, it shall inform the undersigned of that fact. If the undersigned concurs in such determination, the Company and the undersigned shall inform the Representatives in writing of their respective determinations. If the Representatives, on behalf of the Underwriters, determine, in their sole discretion, to waive any provision of the lock-up agreement of any stockholder, director or officer (the “Triggering Release”), or amend any such lock-up agreement in a manner more favorable to such party, the undersigned shall also be released from its obligations hereunder on a pro rata basis (i.e., the total number of Lock-Up Securities owned by the undersigned on the date of the Triggering Release that are subject to this agreement multiplied by a fraction, the numerator of which shall be the number of Lock-Up Securities which are released in the Triggering Release and the denominator of which shall equal the total number of Lock-Up Securities owned by the person or entity granted the Triggering Release on the date thereof), or this lock-up agreement shall be deemed to be similarly amended, as applicable, provided that the undersigned shall not be released in the case of a Compassionate Release that has been confirmed by both the Company and the undersigned as such.
     The undersigned understands that, (i) if the Company notifies the Representatives in writing that it does not intend to proceed with the public offering of the Securities prior to the execution of the Underwriting Agreement or (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned shall be released from all obligations under this agreement. In addition, the undersigned shall be released from all obligations under this agreement if the First Closing Date (as defined in the Underwriting Agreement) has not occurred on or prior to February 20, 2011.

Very Truly Yours,

AL GHARRAFA INVESTMENT COMPANY
(Name)

Walker House, 87 Mary Street, George Town
Cayman Islands
(Address)

By: Name:	/s/ Ahmad Al-Sayed Ahmad Al-Sayed
Title:	Director
Signature Page to Lock-Up Agreement with Credit Suisse Securities (USA) LLC. Itau BBA USA Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the underwriters named in schedule B to the Underwriting Agreement

Exhibit C
Price range included in Amendment No. 4 is $8.85 to $10.39 per share.

C-1